Exhibit 99.1

Sensus Healthcare Reports First Quarter 2020 Financial Results

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (May 7, 2020) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces financial results for the three months ended March 31, 2020.

Highlights from the first quarter of 2020 and recent weeks include (all comparisons are with the first quarter of 2019, unless otherwise indicated):

●	Revenues were $1.7 million, compared with $5.4 million
●	Net loss was $3.6 million, or $0.22 per share, compared with a net loss of $2.1 million, or $0.13 per share
●	Shipped four SRT systems, including one SRT-100 Vision™ system shipped to a direct customer
●	Worldwide installed base of SRT systems as of March 31, 2020 was 474 systems
●	Maintained customer support via frequent direct outreach and a series of online programs highlighting the benefits of superficial radiotherapy (SRT) to treat of non-melanoma skin cancer
●	Cash, equivalents and investments increased to $15.8 million as of March 31, 2020, compared with $15.5 million as of December 31, 2019 due to expense reduction and receivables collection

Management Commentary

“I am so very proud of the Sensus team and how together we are navigating the challenges of the COVID-19 pandemic, which significantly impacted our first quarter financial results. Our intra-quarter sales historically have skewed toward the end of the quarter, and that is the time period in Q1 when the pandemic began closing the U.S. economy,” said Joe Sardano, Sensus Healthcare’s chairman and chief executive officer. “We are taking multiple actions to prepare for the resumption of post-pandemic daily life. We continue to expand awareness of SRT and its utility in treating non-melanoma skin cancer, while supporting physician customers and protecting cash so we emerge from this crisis ready to do business.

“We have used this time of social distancing as an opportunity to reach out to customers on a personal level as never before. Sensus has built an impressive network of contacts over many years, and we are leveraging our contacts to help customers as much as possible, including sourcing items such as protective masks and critical medicines. We are sponsoring a series of online programs for dermatologists, during which they share information and practice regimens with one another. Of note, these programs are affirming the use of SRT as an alternative to Mohs surgery, as physicians are reluctant to incur the risks of infection and adverse events during this time. We are hopeful SRT may replace many more Mohs surgeries on a permanent basis as physicians and patients alike see the excellent curative results and the ease of use of SRT. With our main reimbursement code expected to be revalued upward by the Centers for Medicare and Medicaid Services this summer, and Mohs surgery reimbursement expected to be revalued downward, we believe SRT will make significant market inroads once the new rates go into effect on January 2, 2021. To date we have penetrated only about 2% of the U.S. market, so clearly there is plenty of opportunity,” Mr. Sardano added.

“The COVID-19 pandemic also is impacting research work with Sculptura™ at luminary hospitals, including the University of Pennsylvania. Sculptura is our Anisotropic Radiation Therapy with Beam Sculpting™ capabilities and Robotic Respiratory Tracking for up to 17 different indications. Given current treatment constraints at hospitals, our sales forecasts are guarded this year. Although recent interest has been very high, we believe sales of these systems will largely be pushed into 2021.

“During the fourth quarter of 2019, we reduced expenses including rightsizing our staff. Given these actions, along with our cash position and revolving line of credit, I am confident we are well prepared for the resumption of sales,” Mr. Sardano concluded.

First Quarter Financial Results

Revenues for the first quarter of 2020 were $1.7 million, compared with $5.4 million for the first quarter of 2019. Revenues were adversely impacted by COVID-19, primarily near the end of the quarter.

Gross profit for the first quarter of 2020 was $0.7 million, or 42.2% of revenues, compared with $3.3 million, or 61.0% of revenues, for the first quarter of 2019. The decrease was primarily due to the lower sales previously noted.

Selling and marketing expense for the first quarter of 2020 was $1.8 million, down from $2.5 million for the first quarter of 2019. The decrease was primarily attributable to lower trade show expense due to cancellations related to COVID-19, decreased commission expense due to lower sales, and lower overall spending on marketing activities.

General and administrative expense for the first quarter of 2020 was $1.3 million, compared with $1.0 million for the first quarter of 2019. The increase was primarily due to one-time severance expense and related legal fees.

Research and development expense for the first quarter of 2020 was $1.2 million, compared with $2.0 million for the first quarter of 2019. The decrease was primarily due to the reduction of research and development related to the Sculptura system.

Net loss for the first quarter of 2020 was $3.6 million, or $0.22 per share, compared with a net loss of $2.1 million, or $0.13 per share, for the first quarter of 2019.

Adjusted EBITDA for the first quarter of 2020 was negative $3.3 million, compared with negative $1.9 million for the first quarter of 2019. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $15.8 million as of March 31, 2020, compared with $15.5 million as of December 31, 2019. At quarter-end the Company had no long-term debt and no outstanding borrowings on its revolving line of credit. Subsequent to the close of the first quarter, Sensus expanded its revolving credit agreement with Silicon Valley Bank to $10.0 million, up from $5.0 million previously. In addition, Sensus received a loan under the Small Business Administration Paycheck Protection Program enabled by the Coronavirus Aid, Relief and Economic Security Act of 2020, to be used for employee compensation and facilities costs.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

	For the Three Months Ended March 31,
	2020	2019

Net Loss, as reported	$(3,587,106)	$(2,121,018)
Add:
Depreciation and amortization	152,742	128,435
Stock compensation expense	155,779	154,535
Interest, net	(50,102)	(72,019)
Adjusted EBITDA, non GAAP	$(3,328,687)	$(1,910,067)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2020 first quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 888-567-1603 (U.S. and Canada) or 862-298-0702 (International). Please direct the operator to be connected to the Sensus Healthcare conference call. The call will be webcast live and can be accessed here and may also be found in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available and can be accessed by dialing 888-539-4649 (U.S. and Canada), or 754-333-7735 (International). At the prompt, enter replay code 152025 followed by the # sign. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ modulated robotic brachytherapy radiation oncology system provides targeted directional anisotropic radiation therapy (ART) and brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, fast and efficiently. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases these forward-looking statements can be identified by the use of forward-looking terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and healthcare, regulatory and scientific developments, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: the continuation and severity of the COVID-19 pandemic, including its impact on sales and marketing; our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2020	2019

Assets
Current Assets
Cash and cash equivalents	$12,097,617	$8,100,288
Investment in debt securities	3,688,015	7,389,407
Accounts receivable, net	7,838,638	14,011,180
Inventories	3,959,670	2,997,120
Prepaid and other current assets	1,952,406	1,505,175
Total Current Assets	29,536,346	34,003,170
Property and Equipment, Net	1,088,470	1,082,428
Patent Rights, Net	313,254	337,351
Deposits	99,198	101,561
Operating Lease Right-of-Use Assets, Net	1,316,796	1400037
Total Assets	$32,354,064	$36,924,547
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,919,742	$4,779,435
Deferred revenue, current portion	1,272,247	1,191,898
Operating lease liabilities, current portion	305,396	309524
Product warranties	137,736	187,454
Total Current Liabilities	5,635,121	6,468,311
Operating lease liabilities, Net of Current Portion	1,041,091	1115529
Deferred Revenue, Net of Current Portion	1,112,896	1,339,285
Total Liabilities	7,789,108	8,923,125
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 16,570,478 issued and 16,515,038 outstanding at March 31, 2020; 16,540,478 issued and 16,485,780 outstanding at December 31, 2019	165,704	165,404
Additional paid-in capital	43,469,602	43,314,123
Treasury stock, 55,440 and 54,698 shares at cost, at March 31, 2020 and December 31, 2019, respectively	(255,709)	(252,570)
Accumulated deficit	(18,812,641)	(15,225,535)
Total Stockholders’ Equity	24,566,956	28,001,422
Total Liabilities and Stockholders’ Equity	$32,356,064	$36,924,547

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2020	2019

Revenues	$1,679,445	5,436,599
Cost of Sales	970,944	2,120,621
Gross Profit	708,501	3,315,978
Operating Expenses
Selling and marketing	1,790,970	2,530,346
General and administrative	1,329,557	1,013,162
Research and development	1,225,182	1,965,507
Total Operating Expenses	4,345,709	5,509,015
Loss From Operations	(3,637,208)	(2,193,037)
Other Income (Expense)
Interest income	50,102	72,020
Interest expense	-	-
Other Income (Expense), net	50,102	72,020
Net Loss	$(3,587,106)	$(2,121,018)
Net Loss per share – basic and diluted	$(0.22)	$(0.13)
Weighted average number of shares used in computing net loss per share – basic and diluted	16,407,102	16,119,726